UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2016

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On July 1, 2016, the Delaware Court of Chancery granted a Stipulation and [Proposed] Order Regarding Notice to Class Members in C.A. No. 12266-CB. The operative facts are as follows:

On April 27, 2016, Sydelle Guardino ("Plaintiff"), a stockholder of StemCells, Inc. ("StemCells" or the "Company"), filed a lawsuit in the Court of Chancery of the State of Delaware (the "Court") styled Guardino v. StemCells, Inc., et al., C.A. No. 12266-CB (the "Action") naming both StemCells and the individual members of its board of directors as defendants. Plaintiff alleged claims related to two provisions of StemCells’ Amended and Restated Bylaws (the "Bylaws"). The first provision was a fee shifting bylaw applicable in the event of certain intra-partes disputes (the "Fee-Shifting Provision"). The second provision was a "no-pay" bylaw applicable in the event of certain intra-partes disputes under certain circumstances (the "No-Pay Provision"). Plaintiff sought declarations that the Fee-Shifting Provision and the No-Pay Provision were invalid and unenforceable under Delaware law and asserted a claim that the individual defendants breached their fiduciary duties by adopting and maintaining the Fee-Shifting Provision and the No-Pay Provision.

On May 2, 2016, StemCells filed a Form 8-K announcing that the StemCells Board of Directors (the "Board") had amended the Bylaws to remove the Fee-Shifting Provision and the No-Pay Provision. While StemCells and the Board maintain that removal of the Fee-Shifting Provision and the No-Pay Provision was unnecessary, the Board believed that removing the Fee-Shifting Provision and the No-Pay Provision was unlikely to cause harm to StemCells and would moot the claims Plaintiff asserted. Following the Board’s amendment of the Bylaws, the parties agreed that those amendments did, in fact, moot Plaintiff’s claims. The Company has never deemed the Action as material litigation given that the Plaintiff sought declaratory judgment and the Action was mooted within three business days of its filing.

As a result, on June 6, 2016, the Court entered a stipulated order dismissing the Action with prejudice as to Plaintiff, and without prejudice as to any absent members of the putative class. Pursuant to the order, the Court retained jurisdiction of the Action solely for the purpose of determining Plaintiff’s anticipated application for an award of attorneys’ fees and reimbursement of expenses.

On May 31, 2016, the Company announced its decision to terminate its Phase II Pathway Study in spinal cord injury and that, in light of this decision, the Board had approved a plan to wind down the Company.

The parties have discussed the payment of Plaintiff’s fees and expenses. In light of the May 31, 2016 announcement, Plaintiff agreed, and, in order to avoid the uncertainties and costs associated with a contested application for attorneys’ fees, StemCells and the Board agreed to the following terms of settlement: StemCells will pay Plaintiff’s counsel a fee in the amount of $45,000 (the "Negotiated Attorney Fee"). Plaintiff’s counsel has determined that the payment of the Negotiated Attorney Fee negates any need to petition the Court for a fee award. The Negotiated Attorney Fee is not subject to approval by the Court, and the Court will not review the Negotiated Attorney Fee or pass judgment on its amount or reasonableness.

This Form 8-K is being furnished to the SEC in satisfaction of the public disclosure requirements of Delaware law relating to the payment of the Negotiated Attorney Fee. Aside from the disclosure itself, nothing under this Form 8-K shall be deemed to be an admission of the legal necessity or materiality under any federal, state or other applicable laws with respect to the Negotiated Attorney Fee set forth herein.

For any questions regarding the litigation described above, contact:

Attorneys for Plaintiff:
Paul A. Fioravanti, Jr.
PRICKETT, JONES & ELLIOTT, P.A.
1310 N. King Street
Wilmington, DE 19801
(302) 888-6500

Attorneys for the Company:
A. Thompson Bayliss
ABRAMS & BAYLISS LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
(302) 778-1000

The information set forth in Items 7.01 of this current report Form 8-K is being furnished to the SEC and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

July 1, 2016	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel